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                                                Exhibit 5.1

June 11, 1998




Pinnacle Holdings Inc.
1549 Ringling Boulevard
3rd Floor
Sarasota, FL  34236

          Re:  Registration Statement on Form S-4
               Registration No. 333-49147


Gentlemen:

     We have acted as counsel for Pinnacle Holdings Inc. (the "Corporation"), a Delaware corporation, in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register the exchange of an aggregate principal of $325,000,000 of its 10% Senior Discount Notes Due 2008 (the "New Notes") for an equal principal amount of its outstanding 10% Senior Discount Notes Due 2008 (the "Original
Notes," and with the New Notes collectively, the "Notes").   The Notes have been
issued pursuant to an indenture between the Company and The Bank of New York, as
Trustee, dated as of March 20, 1998 (the "Indenture").   In this connection, you
have requested our opinion as to certain matters with respect to the New Notes. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.



     We have reviewed the Registration Statement, the Indenture and such other documents, records and certificates of officers of the Corporation and its subsidiaries and other instruments relating to the authorization and issuance of New Notes as we deemed relevant or necessary for the opinions herein expressed.

     With respect to various factual matters material to the opinions expressed
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Pinnacle Holdings, Inc.
June 11, 1998
Page 2


below, we have relied upon certain certificates and information furnished by public officials and representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents, (c) the genuineness of each signature, (d) the completeness of each document submitted to us,
(e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law, and (h) that each certificate or copy of a public record furnished by public officials is accurate, complete, and authentic.

     Based on the above, it is our opinion that the $325,000,000 principal amount of New Notes proposed to be issued in exchange for an equal principal amount of Original Notes have been duly authorized and when issued for exchange in accordance with the Registration Statement, the Indenture and the Letter of Transmittal, will be validly issued. The New Notes, upon due acceptance by the Corporation of the Original Notes being tendered in exchange therefor as provided in the Registration Statement, the Indenture and the Letter of Transmittal will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of such documents.

     The opinion expressed in the second sentence of the preceding paragraph is subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally.

     This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation in the opinion.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement.
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Pinnacle Holdings, Inc.
June 11, 1998
Page 3


                                    Very truly yours,


                                    HOLLAND & KNIGHT LLP